UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1800 Diagonal Note

On January 15, 2026, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (the “Lender”), pursuant to which the Lender made a loan to the Company, evidenced by a promissory note in the principal amount of $181,700 (the “Note”). An original issue discount of $23,700 and fees of $8,000 were applied on the issuance date, resulting in net loan proceeds to the Company of $150,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in fifteen payments as follows:

Payment Date	Amount of Payment
February 15, 2026	$21,576.80
March 15, 2026	$21,576.80
April 15, 2026	$21,576.80
May 15, 2026	$21,576.80
June 15, 2026	$21,576.80
July 15, 2026	$21,576.80
August 15, 2026	$9,589.69
September 15, 2026	$9,589.69
October 15, 2026	$9,589.69
November 15, 2026	$9,589.69
December 15, 2026	$9,589.69
January 15, 2027	$9,589.69
February 15, 2027	$9,589.69
March 15, 2027	$9,589.69
April 15, 2027	$9,589.68

(a total payback to the Lender of $215,768.00).

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lender, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to the conversion rights referenced below.

Only upon an occurrence of an event of default under the Note, the Lender may convert the outstanding unpaid principal amount of the Note into restricted shares of common stock of the Company at a discount of 25% of the market price. The Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to this Note. The Company agreed to reserve a number of shares of common stock equal to four times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

The foregoing descriptions of the Note and the Securities Purchase Agreement and of all of the parties’ rights and obligations under the Note and the Securities Purchase Agreement are qualified in its entirety by reference to the Note and the Securities Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

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Streeterville Capital Exchange Agreement

On January 16, 2026, the Company entered into a third Exchange Agreement (the “Exchange”) with Streeterville Capital, LLC (“Streeterville”).

The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000.

Pursuant to the Exchange, the Company and Streeterville agreed to partition a new Secured Promissory Note in the original principal amount of $115,000.00 (the “Partitioned Note”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balance of the Partitioned Note. Concurrently, the Partitioned Note was exchanged for 351,789 shares of the Company’s common stock.

The foregoing descriptions of the Exchange is not a complete description of all of the parties’ rights and obligations under the Exchange, and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Silverback Capital Amended Settlement and Stipulation Agreement

On January 20, 2026, the Company entered into a second Amendment to Settlement Agreement and Stipulation (the “Amendment”) with Silverback Capital Corporation (“SCC”), which amended that certain Settlement Agreement and Stipulation dated as of October 28, 2025 (the “Settlement Agreement”). Pursuant to the Amendment, the Company and SCC agreed to lower the Floor Price for conversions, as defined in Paragraph 9 of the Settlement Agreement, to $0.31 per share.

The foregoing description of the Amendment and of all of the parties’ rights and obligations under the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 14, 2026, 1800 Diagonal Lending LLC converted $60,000 of the principal amount owed under the July 7, 2025 promissory note into 133,333 shares of common stock.

On January 15, 2026, 1800 Diagonal Lending LLC converted $38,250 of the principal amount owed under the July 7, 2025 promissory note into 100,000 shares of common stock.

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On January 16, 2026, the Company issued Streeterville 351,789 shares of common stock pursuant to the Exchange set forth in Item 1.01 above.

On January 16, 2026, 1800 Diagonal Lending LLC converted $50,000 of the principal amount owed under the July 7, 2025 promissory note into 132,031 shares of common stock. On the same day, 1800 Diagonal Lending LLC converted the remaining $59,581 of the amount owed under the July 7, 2025 promissory note into 157,330 shares of common stock.

On January 20, 2026, SCC requested the issuance of 382,000 shares of Common Stock to SCC, representing a payment of approximately $125,257.80.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the corporate action approved by the Company’s stockholders by written consent in lieu of a meeting of stockholders dated November 25, 2025, a majority of the stockholders of the Company approved a Certificate of Amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of up to 1-for-25 (the “Reverse Stock Split”), with such ratio to be determined in the sole discretion of the Company’s Board of Directors (the “Board”) and with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion at any time within twelve (12) months of such stockholder approval. The Board set the Reverse Stock Split ratio at 1-for-20 and approved and authorized the filing of the Certificate of Amendment on January 13, 2026, with the Certificate of Amendment to become effective as of 12:00 a.m., Eastern Time, on February 2, 2026 (the “Effective Time”).

As of the date of this Current Report on Form 8-K the Company has NOT received a deficiency notice regarding the bid price rule from the listing qualifications staff at The Nasdaq Capital Market (“Nasdaq”).

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s pre-Reverse Stock Split Common Stock will be combined into one (1) share of the Company’s post-Reverse Stock Split Common Stock, without any change in par value per share. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. Further, no current owner of 100 or more shares will be reduced to less than 100 shares.

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The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of Common Stock for continued listing on Nasdaq. The Reverse Stock Split will be effective at 12:00 a.m., Eastern Time, on February 2, 2026, and the Common Stock is expected to begin trading on a Reverse Stock Split-adjusted basis on Nasdaq at the opening of the market on February 2, 2026. The trading symbol for the common stock will remain “AREB,” and the new CUSIP number of the common stock following the Reverse Stock Split is 02919L 802.

The Company’s transfer agent, Securities Transfer Corporation, is acting as the exchange agent and paying agent for the Reverse Stock Split.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred Stock of 10,000,000 shares remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock, or previously designated series of preferred stock, except to affect, where applicable, the conversion rates of such preferred stock. The Reverse Stock Split will have no effect on the voting or conversion rights of the outstanding shares of Series A Preferred Stock, which shall remain at 1,000:1 and 500:1, respectively, or the conversion rights of the Series C and D Convertible Preferred Stock, which shall remain at 5:1 (each share of Series C and D Convertible Preferred Stock is convertible into five shares of Common Stock).

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares and accounting for the fact no current owner of 100 or more shares will be reduced to less than 100 shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

In addition, the Reverse Stock Split will apply to the Common Stock issuable upon the exercise of the Company’s outstanding warrants, stock options and other derivative securities, with proportionate adjustments to be made to the exercise prices thereof. All outstanding Company options, warrants, and convertible/derivative securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 21, 2026, the Company issued a press release with respect to the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

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The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Second Amended and Restated Articles of Incorporation to be effective on February 2, 2026
10.1	1800 Diagonal Note dated January 15, 2026
10.2	1800 Diagonal Securities Purchase Agreement dated January 15, 2026
10.3	Streeterville Exchange Agreement #3 dated January 16, 2026
10.4	SB Capital Amendment to Settlement Agreement and Stipulation #2 dated January 20, 2026
99.1	Reverse Stock Split Press Release dated January 21, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: January 21, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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